Exhibit 10.5

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR UNDER ANY SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED, EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM.

UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JANUARY 12, 2027.

THE SHARES UNDERLYING THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY WARRANT CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.

TRILOGY METALS INC.

COMMON SHARE PURCHASE WARRANT

Dated: September 11, 2026

Number of Warrants: 6,161,678	Warrant Certificate No.: W2026-W001

THIS IS TO CERTIFY THAT, for a total aggregate purchase price of $100.00 paid to the Company (as defined below),

THE UNITED STATES DEPARTMENT OF DEFENSE

acting through the

OFFICE OF THE DEPUTY ASSISTANT SECRETARY OF DEFENSE (INDUSTRIAL BASE RESILIENCE)
PENTAGON, WASHINGTON, DC 20301

(also referred to herein as the “Department of War” or the “Holder”) is the registered holder of 6,161,678 common share purchase warrants (the “Warrants”) of TRILOGY METALS INC., a corporation organized and existing under the laws of the province of British Columbia, Canada (the “Company”). Each Warrant entitles the Holder to subscribe for and purchase, subject to the terms hereof including, without limitation, certain adjustment provisions, one common share (a “Share”) in the share capital of the Company until 4:00 p.m. (Vancouver time) on September 10, 2036 (the “Expiry Time”) for an exercise price of US$0.01 per Share (the “Exercise Price”) after which time the Warrants represented hereby will expire, all subject to adjustment as hereinafter provided. The Warrants shall not be exercisable by the Holder unless and until the earlier of (a) the occurrence of the AAP Completion Date or (b) a Change of Control of the Company occurs.

For the purpose of this Warrant:

“Ambler Access Project” means the proposed 211-mile industrial road from the Dalton Highway to Alaska’s remote Ambler Mining District, a region with significant deposits of critical minerals, being developed by the Alaska Industrial Development and Export Authority (the “AIDEA”);

“Ambler Metals” means Ambler Metals LLC;

“AAP Completion Date” means the earlier to occur of (i) the completion of Phase 1 of the Ambler Access Project in accordance with the Joint Record of Decision or such other federal permit(s) in place for the Ambler Access Project at the applicable time, as determined by the Engineering Firm or AIDEA, and (ii) the use by Ambler Metals or its Affiliate of the Ambler Access Project by at least ten (10) trucks within any ten (10) day period transporting ore concentrate or concentrate;

“Additional Improvements Completion Date” means completion of both (i) Phase 1 of the Ambler Access Project in accordance with the Joint Record of Decision or such other federal permit(s) in place for the Ambler Access Project at the applicable time, and (ii) any additional improvements to Phase 1 as reasonably necessary, including a full-thickness embankment and road widening, to allow the Ambler Access Project to be used on an all-season basis by trucks capable of transporting ore concentrate with sufficient passing zones to enable overall two-way traffic, in each case, as determined by the Engineering Firm or AIDEA;

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person at any time during the period for which the determination of affiliation is being made;

“AIDEA” means the Alaska Industrial Development and Export Authority;

“Business Day” means any day other than Saturday, Sunday or a statutory holiday when banks are not open in New York, New York or Vancouver, British Columbia;

“Change of Control” means (a) the acquisition, whether directly or indirectly, by a Person, or any Persons acting jointly or in concert (as determined in accordance with the U.S. Exchange Act and the rules and regulations thereunder) of voting securities of the Company which, together with any other voting securities of the Company held by such Person or Persons, constitute, in the aggregate, more than 50% of all outstanding voting securities of the Company; (b) an amalgamation, arrangement or other form of business combination of the Company with another Person which results in the holders of voting securities of that other Person holding, in the aggregate, 50% or more of all outstanding voting securities of the Company (including a merged or successor company) resulting from the business combination; or (c) the sale, lease or exchange of all or substantially all of the direct or indirect property of the Company to another Person, or other than in the ordinary course of business of the Company;

“Engineering Firm” means the lead engineering firm for the construction of Phase 1 of the Ambler Access Project, or if such engineering firm is not willing or able to determine the completion of the Ambler Access Project, an engineering firm mutually acceptable to Ambler Metals and the Holder;

“Governmental Authority” means any (a) nation or government, state, commonwealth, province, territory, county, municipality, district, or other jurisdiction of any nature, or any political subdivision thereof, (b) federal, state, local, municipal, foreign, or other government, or (c) governmental or quasi-governmental authority of any nature (including any relevant domestic, foreign, multinational or international body, governmental division, department, agency, board, bureau, commission, instrumentality, official, organization, regulatory body, or other entity and any court, arbitrator, or other tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any executive official thereof;

“Investment Agreement” means that certain Investment Agreement between the Holder and the Company dated August 28, 2026;

“Person” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, or corporation with or without share capital, body corporate, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, government or Governmental Authority or entity, however designated or constituted; and

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

The right to acquire the Shares underlying the Warrants (the “Warrant Shares”) hereunder may only be exercised by the Holder in whole or in part, at any time or times within the time period set forth above by:

(a)           duly completing, executing and delivering to the Company, either at the address set forth on the Exercise Form (or such other address as may be specified by the Company, in a written notice to the Holder for this purpose, from time to time) or by e-mail or e-mail attachment, the Exercise Form attached hereto as Appendix “A” (the “Exercise Form”); and

(b)           payment by wire of immediately available funds in an amount equal to the Exercise Price multiplied by the number of Shares to be acquired, subject to adjustment in accordance with the terms hereof, to the Company at the address shown on the Exercise Form.

In the event that any Warrants remain outstanding and have not been exercised as of the Expiry Time, the Company shall, promptly and in any event no later than one (1) Business Day following the Expiry Time, deliver a written notice to the Holder specifying the aggregate number of Warrants then outstanding and remaining unexercised. Notwithstanding the Expiry Time, the Holder shall have the right to exercise any such remaining Warrants at any time during the ten (10) Business Day period following delivery of such notice.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Shares are then listed or quoted on a Trading Market, the bid price of the Shares for the time in question (or the nearest preceding date) on the Principal Trading Market as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Shares are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Shares so reported, or (d) in all other cases, the fair market value of a share of Shares as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Principal Trading Market” means the NYSE American, provided, however, if the Shares are not listed on NYSE American, the Trading Market on which the largest trading volume in the Shares occurred during the Company’s most recent financial year that ended before the date the determination is being made.

“Trading Market” means any of the following markets or exchanges on which the Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB, the OTCQX or the TSX (or any successors to any of the foregoing).

“Trading Day” means a day on which the Shares are traded on a Trading Market.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Shares for such date (or the nearest preceding date) on the Principal Trading Market as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Shares are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent Bid Price per share of the Shares so reported, or (d) in all other cases, the fair market value of a share of Shares as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

This certificate representing the Warrants (the “Warrant Certificate”) will effectively be surrendered only upon personal delivery hereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Company at the address shown on the Exercise Form or such other address as may be specified by the Company, in a written notice to the Holder, from time to time.

1.           Mechanics:

(a)           The Company shall initially serve as warrant agent (the “Warrant Agent”) with respect to the Warrants. Upon ten (10) days’ notice to the Holder, the Company may appoint a new Warrant Agent. Any corporation into which the Company or any new Warrant Agent may be merged or any corporation resulting from any consolidation to which the Company or any new Warrant Agent shall be a party or any corporation to which the Company or any new Warrant Agent transfers substantially all of its corporate trust or shareholders services business shall be a successor Warrant Agent under this Warrant without any further act. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register. The Holder acknowledges that this Warrant will be held as a Warrant Certificate through the facilities of the Company’s Warrant Agent. The Company agrees to maintain a Warrant Agent so long as this Warrant remains outstanding and exercisable.

(b)           The Warrant Agent shall maintain books (“Warrant Register”) for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company. Ownership of beneficial interests in the Warrant Certificates shall be shown on, and the transfer of such ownership shall be effected directly on the records of the Warrant Agent with respect only to owners of beneficial interests that represent such direct registration.

(c)           Beneficial Owner; Registered Holder. The term “beneficial owner” shall mean any person in whose name ownership of a beneficial interest in the Warrants evidenced by a Warrant Certificate is recorded in the records maintained by the Warrant Agent or its nominee. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered upon the Warrant Register (“registered holder”), as the absolute owner of such Warrant and of each Warrant represented thereby, for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

(d)           Electronic Warrants. The Company shall be entitled to rely on delivery of an executed Warrant Certificate by electronic means, and acceptance by the Holder of such electronic Warrant Certificate (including, without limitation by facsimile or email delivery) shall be legally effective between the Holder and the Company in accordance with the terms hereof. Unless otherwise specified, all references to the Warrants herein may refer to the Warrants in electronic form if delivery and acceptance of the Warrant has occurred through electronic means.

(e)           Physical Warrants Exchange. A beneficial owner has the right to elect at any time or from time to time a Warrant Exchange (as defined below) pursuant to a written notice (which written notice shall include delivery instructions) (“Warrant Certificate Request Notice”) made by a Holder to the Warrant Agent for the exchange of some or all of such beneficial owner’s Warrants in electronic form for a definitive Warrant Certificate in physical form evidencing such Warrants (“Definitive Certificate”) evidencing the same number of Warrants (the date of delivery of such Warrant Certificate Request Notice by the Holder, the “Warrant Certificate Request Notice Date,” and the surrender by the beneficial owner to the Warrant Agent of a number of Warrants in electronic form for the same number of Warrants evidenced by a Warrant Certificate, a “Warrant Exchange”). The Warrant Agent shall promptly effect the Warrant Exchange and the Warrant Agent shall promptly issue and deliver to the Holder a Definitive Certificate for such number of Warrants in electronic form in the name set forth in the Warrant Certificate Request Notice. Such Definitive Certificate shall be dated the original issue date of the Warrants and shall be manually executed by an authorized signatory of the Company. In connection with a Warrant Exchange, the Warrant Agent agrees to deliver the Definitive Certificate to the Holder within five (5) Business Days of the Warrant Certificate Request Notice pursuant to the delivery instructions in the Warrant Certificate Request Notice (“Warrant Certificate Delivery Date”). The Warrant Agent shall act as warrant agent with respect to any Definitive Certificate requested and issued pursuant to this section. Notwithstanding anything to the contrary contained in this Warrant, to the extent any provisions of this Warrant conflict with the express provisions of a Definitive Certificate, the provisions of the Definitive Certificate shall prevail; provided, however, that to the extent a modification or amendment of the provisions of a Definitive Certificate adversely affects the Warrant Agent’s rights, duties or obligations under such Definitive Certificate or this Warrant, such modification or amendment shall not be effective against the Warrant Agent without its express written consent.

(f)           Delivery of Warrant Shares Upon Exercise. Subject to subsection (k) hereof, the Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder and the Warrant was issued more than four months and one day ago and otherwise, at the election of the Holder, by physical delivery of a certificate or a direct registration system account statement, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Exercise Form by the date that is the latest of (i) seven (7) Trading Days after the delivery to the Company of the Exercise Form and (ii) seven (7) Trading Day after delivery of the aggregate Exercise Price to the Company (such date, the “Warrant Share Delivery Date”). If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to an Exercise Form by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Shares on the date of the applicable Exercise Form), $10 per Trading Day (increasing to $20 per Trading Day on the third Trading Day after the Warrant Share Delivery Date) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. “Transfer Agent” means the Company’s registrar and transfer agent.

(g)           Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of the Warrant Certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant Certificate evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(h)           Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to paragraph (f) above under the Section entitled “Mechanics” by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

(i)            No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round down to the next whole share.

(j)            Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Transfer Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Exercise Form and all fees to The Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares. For the avoidance of doubt, nothing in this paragraph (j) shall require the Company to deliver the Warrant Shares on a date earlier than the Warrant Share Delivery Date.

(k)            Resale Restriction on Warrant Shares. Notwithstanding any other provision of this Warrant Certificate, the Holder shall not, directly or indirectly, sell, assign, transfer, pledge, hypothecate or otherwise dispose of any Warrant Shares until the earlier of (i) the date that is three (3) years after the AAP Completion Date and (ii) the Additional Improvements Completion Date, in each case subject to compliance with Applicable Law (such earlier date, the "Warrant Share Release Date"); provided that the foregoing shall not restrict any transfer of Warrant Shares to an Affiliate of the Holder that agrees in writing to be bound by this restriction. This restriction shall be in addition to, and not in limitation of, any restrictions on transfer arising under the Investment Agreement, the Company's constating documents or applicable securities laws, and shall be reflected in the legends set forth below and in any stop transfer instructions delivered to the Transfer Agent with respect to the Warrant Shares.

(l)            Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

The Company further covenants and agrees that, during the period within which the Warrants may be exercised, the Company will at all times have authorized and reserved a sufficient number of its Shares to provide for the exercise of the rights represented by this Warrant Certificate.

The Holder of this Warrant Certificate may acquire any lesser number of Shares than the total number of Shares, free and clear of any taxes, liens or other restrictions (other than those arising under the Investment Agreement, under the Company’s organizational documents or required pursuant to applicable laws), which may be acquired upon exercise of the Warrants represented by this Warrant Certificate. In such event, the Holder will be entitled to receive a new Warrant Certificate representing Warrants exercisable to acquire up to the balance of the Shares which may be acquired.

The holding of the Warrants evidenced by this Warrant Certificate will not constitute the Holder hereof a shareholder of the Company or entitle the Holder to any right or interest in respect thereof except as expressly provided for herein.

The Warrants and all rights hereunder are transferable by the Holder in accordance with applicable laws by written notice of surrender of this Warrant Certificate together with a Transfer Form in the form attached hereto as Appendix “B” at the office of the Company, 510 Burrard Street, Suite 901 Vancouver, British Columbia Canada V6C 3A8. Such surrender may be made by personal delivery or a nationally recognized courier service. Any Warrant Certificate issued to a transferee will bear such restrictive or other legends as may be required under applicable securities laws and applicable stock exchange rules. This Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable in whole to any affiliate of the Holder without the prior consent of the Company.

2.           Adjustment. From and after the date hereof, the Exercise Price and the number of Shares deliverable upon the exercise of the Warrants will be subject to adjustment as follows:

(a)           In the event the Company shall:

(i)           pay a dividend in Shares or make a distribution in Shares;

(ii)          subdivide its outstanding Shares;

(iii)         combine its outstanding Shares into a smaller number of Shares; or

(iv)         issue by reclassification of its Shares other securities of the Company (including any such reclassification in connection with a consolidation, merger, amalgamation or other combination in which the Company is the surviving corporation);

the number of Shares (or other securities) purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Shares or other securities of the Company which it would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b)           In case the Company shall issue rights, options or warrants to all or substantially all holders of its outstanding Shares, without any charge to such holders, entitling them (for a period within 45 days after the record date mentioned below) to subscribe for or purchase Shares at a price per share which is lower than 95% of the Current Market Price at the record date mentioned below (as determined in accordance with subsection (e) below), the number of Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of Shares outstanding on the date of issuance of such rights, options or warrants plus the number of additional Shares offered for subscription or purchase, and of which the denominator shall be the number of Shares outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of Shares so offered would purchase at the Current Market Price per Share at such record date. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants.

(c)           In case the Company shall distribute to all or substantially all holders of its Shares evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in subsection (a) above or in subsection (d) below or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase Shares (excluding those referred to in subsection (b) above)), then in each case the number of Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon the exercise of each Warrant by a fraction, of which the numerator shall be the then Current Market Price per Share (as determined in accordance with subsection (d) below) on the date of such distribution, and of which the denominator shall be the then Current Market Price per Share less the then fair value (as determined by the board of directors of the Company, acting reasonably) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one Share. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

(d)           In the event of the distribution by the Company to all or substantially all of the holders of its Shares of shares of a subsidiary or securities convertible or exercisable for such shares, then in lieu of an adjustment in the number of Shares purchasable upon the exercise of each Warrant, the Holder of each Warrant, upon the exercise thereof, shall receive from the Company, such subsidiary or both, as the Company shall reasonably determine, the shares or other securities to which such Holder would have been entitled if such Holder had exercised such Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 2 provided, however, that no adjustment in respect of dividends or interest on such shares or other securities shall be made during the term of a Warrant or upon the exercise of a Warrant.

(e)           For the purpose of any computation under subsections (b) and (c) of this Section 2, the Current Market Price per Share at any date shall be the weighted average price per Share for twenty- five (25) consecutive trading days, commencing not more than 45 trading days before such date on the stock exchange on which the Shares are then traded; provided if the Shares are then traded on more than one stock exchange, then on the stock exchange on which the largest volume of Shares were traded during such twenty-five (25) consecutive trading day period. The weighted average price per Share shall be determined by dividing the aggregate sale price of all Shares sold on such exchange or market, as the case may be, during the said twenty-five (25) consecutive trading days by the total number of shares so sold. For purposes of this subsection (d), trading day means, with respect to a stock exchange, a day on which such exchange is open for the transaction of business. Should the Shares not be listed on any stock exchange the Current Market Price per Share at any date shall be determined by the board of directors of the Company, acting reasonably.

(f)           In any case in which this Section 2 shall require that any adjustment in the Exercise Price be made effective immediately after a record date for a specified event, the Company may elect to defer until the occurrence of the event the issuance, to the holder of any Warrant exercised after that record date, of the Shares and other shares of the Company, if any, issuable upon the exercise of the Warrant over and above the Shares and other shares of the Company; provided, however, that the Company shall deliver to the holder an appropriate instrument evidencing the holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(g)           If any issuer bid (other than a normal course issuer bid made through the facilities of the NYSE American, TSX or such other exchange on which the Shares are listed and posted for trading) made by the Company or any of its subsidiaries for all or any portion of the Shares shall expire, then, if the issuer bid shall require the payment to holders of Shares of consideration per Share having a fair market value (determined as provided below) that exceeds the Current Market Price on the last date (the “Expiration Date”) deposits could have been made under the terms of such issuer bid (as it may be amended) (the last time at which such deposits could have been made on the Expiration Date is referred to in this paragraph (g) as the “Expiration Time”), the Exercise Price shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately preceding the close of business on the Expiration Date by a fraction, of which: (A) the numerator shall be the product of the number of Shares outstanding (including Purchased Shares (as defined below)) at the Expiration Time multiplied by the Current Market Price on the Expiration Date, and (B) the denominator shall be the sum of the fair market value of the aggregate consideration (as determined in good faith by the directors of the Company, with any applicable approval of the NYSE American or TSX, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an officer’s certificate delivered to the Holder) payable to holders of Shares based on the acceptance (up to any maximum specified in the terms of the issuer bid) of all Shares validly tendered and not withdrawn as of the Expiration Time (the Shares deemed so accepted, up to any such maximum, being referred to in this paragraph (g) as the “Purchased Shares”) and the product of the number of Shares outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price on the Expiration Date. In the event that the Company is obligated to purchase Shares pursuant to any such issuer bid, but the Company is prevented by applicable law or stock exchange rules from effecting any or all such purchases or any or all such purchases are rescinded, the Exercise Price shall again be adjusted to be the Exercise Price which would have been in effect based upon the number of Shares actually purchased, if any. If the application of this paragraph (g) to any issuer bid would result in an increase in the Exercise Price, no adjustment shall be made for such issuer bid. Any decrease in the Exercise Price that results from the application of this paragraph (g) to any issuer bid will become effective immediately preceding the opening of business on the Business Day following the Expiration Date. For purposes of this paragraph (g), the term “issuer bid” shall mean an issuer bid, tender offer or exchange offer under applicable securities legislation by the Company for Shares or a take-over bid, tender offer or exchange offer under applicable securities legislation by a subsidiary of the Company for the Shares.

(h)           Wherever the number of Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Exercise Price payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of such Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Shares purchasable immediately thereafter.

(i)            No adjustment in the number of Shares purchasable upon the exercise of each Warrant need by made under subsection (b) if, the Company issues or distributes to the Holder the rights, options, warrants, or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those subsections which the Holder would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto.

(j)            In the event that at any time, as a result of an adjustment made pursuant to subsection (a) above, the Holder shall become entitled to purchase any securities of the Company other than Shares, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in subsections (a) through (h), inclusive, above, of this Section 2 with respect to the Shares, shall apply on like terms to any such other securities.

(k)            As a condition precedent to the taking of any action which would require an adjustment in the subscription rights pursuant to the Warrant, including the Exercise Price and the number of such classes of shares or other securities or property which are to be received upon the exercise thereof, the Company will take all corporate action which may, in the opinion of its external counsel, be necessary in order that the Company has reserved and there will remain unissued out of its authorized capital a sufficient number of Shares for issuance upon the exercise of the Warrants evidenced hereby, and that the Company may validly and legally issue as fully paid and non-assessable all the shares of such classes or other securities or may validly and legally distribute the property which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(l)            At least 14 days prior to the effective date or record date, as the case may be, of any event which requires an adjustment in the subscription rights pursuant to this Warrant, including the Exercise Price and the number and classes of shares or other securities or property which are to be received upon the exercise thereof, the Company will give notice to the Holder of the particulars of such event and the required adjustment.

(m)           Upon the expiration of any rights, options, warrants or conversion or exchange privileges, if any thereof shall not have been exercised, the Exercise Price and the number of Shares purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if:

(i)           the only Shares so issued were the Shares, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights; and

(ii)          such Shares, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised;

provided further, that no such readjustment made in this Section 2 shall have the effect of increasing the Exercise Price or decreasing the number of Shares purchasable upon the exercise of each Warrant by an amount in excess of the amount of the adjustment initially made with respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

(n)           These Warrants and the Shares deliverable upon exercise thereof have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state of the United States. These Warrants may not be exercised unless so registered or an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available to the holder.

(o)           The certificates or DRS advices representing any Shares issued pursuant to the exercise of the Warrants will have imprinted on them the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR UNDER ANY SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED, EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM.”

The certificates or DRS advices representing any Shares issued pursuant to the exercise of the Warrants on or before January 12, 2027 will have imprinted on them the following legends:

“UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JANAURY 12, 2027.”

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.”

The certificates or DRS advices representing any Shares issued pursuant to the exercise of the Warrants on or before the Warrant Share Release Date will have imprinted on them the following legends:

"THE SHARES REPRESENTED HEREBY ARE SUBJECT TO RESALE AND TRANSFER RESTRICTIONS PURSUANT TO THE WARRANT CERTIFICATE AND THE INVESTMENT AGREEMENT AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL THE EARLIER OF (I) THE DATE THAT IS THREE YEARS AFTER THE AAP COMPLETION DATE AND (II) THE ADDITIONAL IMPROVEMENTS COMPLETION DATE, EXCEPT AS PERMITTED THEREUNDER.

THE SECURITIES REPRESENTED HEREBY ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.”

The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

3.            Authorized Shares: (i) The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Shares a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Shares may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(ii)           Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its notice of articles or articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

(iii)          Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

4.           Governing Law.

(a)           This Warrant shall be governed in all respects by the United States Federal Law, without giving effect to the conflict-of-laws rules thereof to the extent such rules would require or permit the application of the Applicable Laws of another jurisdiction. To the extent that United States Federal Law does not specify the appropriate rule of decision for a particular matter at issue, it is the intention and agreement of the Parties that the Applicable Laws of the State of New York (without giving effect to its conflict-of-laws rules) shall be adopted as the governing rule of decision; provided, that notwithstanding the foregoing, (i) the procedures and matters necessary hereunder and actually required by reason of the Company being incorporated under the Applicable Laws of Canada, including but not limited to the procedural requirements for the issuance of the Warrants, the Shares and the Warrant Shares and the actions of the Board, shall be governed by the Applicable Laws of Canada, and (ii) certain mandatory provisions in respect of the Applicable Canadian Securities Legislation shall apply irrespective of the governing law as provided in this Warrant. “Applicable Law” means, at any time, with respect to any Person, property, transaction, event or other matter, as applicable, all laws, rules, statutes, regulations, treaties, orders, judgments and decrees, and all official requests, directives, rules, guidelines, orders, policies, practices and other requirements of any Governmental Authority relating or applicable at such time to such Person, property, transaction, event or other matter, and also includes any interpretation thereof by any Person having jurisdiction over it or charged with its administration or interpretation. “Applicable Canadian Securities Legislation” means all applicable securities laws of each of the Reporting Jurisdictions and the respective rules and regulations under such laws together with applicable published fee schedules, prescribed forms, policy statements, national or multilateral instruments, orders, blanket rulings and other applicable regulatory instruments of the securities regulatory authorities in any of the Reporting Jurisdictions. “Reporting Jurisdictions” means all of the jurisdictions in Canada in which the Company is a “reporting issuer”.

(b)           The Company agrees to submit to the exclusive jurisdiction and venue of the federal courts of the Southern District of New York (and its appellate courts) for any and all civil actions, suits or proceedings arising out of or relating to this Warrant or the transactions contemplated hereby or thereby.

(c)           Holder, to the maximum extent permitted by law, irrevocably agrees to submit for itself in any claim arising from, related to, or in connection with this Warrant to the jurisdiction of (i) the U.S. Court of Federal Claims (ii) any other Federal court or tribunal of competent jurisdiction; and (iii) appellate courts from any of the foregoing.

(d)           Each party hereby irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, (i) any objection which it may now or hereafter have to the laying of venue of any Proceeding arising out of or relating to this Warrant or the transactions contemplated hereby, (ii) any claim that it is not personally subject to the jurisdiction of the above-mentioned courts for any reason, and (iii) any claim that any Proceeding brought in the above-mentioned courts has been brought in an inconvenient forum or that the venue is improper. Each party other than Holder hereby irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, that it or its property is exempt or immune from jurisdiction of the above-mentioned courts or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise). Each party hereto further irrevocably consents to service of process in the manner provided for notices hereunder. Nothing in this Warrant will affect the right of any party hereto to serve process in any other manner permitted by any Applicable Law. “Party” and the “parties” shall mean the Holder and the Company. “Proceeding” means any action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, arbitration, mediation, hearing, inquiry, investigation, legal or administrative proceeding or other similar event, occurrence or proceeding.

5.           Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

6.           Notices.

(a)           Any notice or other communication that is required or permitted to be given hereunder shall be in writing and shall be validly given delivered in person (including by courier service) or by email as follows:

in the case of the Holder:

United States Department of Defense

The Office of Industrial Base Policy

Assistant Secretary of Defense

Pentagon, Washington, DC 20301

Attention: Deputy Chief of Staff to the Deputy Secretary of Defense

Email:    [redacted]

With a copy to:

McDermott Will & Schulte LLP

2049 Century Park East, Suite 3200

Los Angeles, CA 90067-3206

Attention: Edward Zaelke

Email:    [redacted]

in the case of the Company:

Trilogy Metals Inc.

510 Burrard Street, Suite 901

Vancouver, British Columbia V6C 3A8

Attention: Elaine Sanders

Email:    [redacted]

(b)           Any such notice or other communication shall be deemed to have been given and received (i) when personally delivered, or delivered by same-day courier; or (ii) on the fourth business day after mailing by registered or certified mail, postage prepaid, return receipt requested; or (iii) upon delivery when sent by nationally recognized prepaid overnight express delivery service (e.g., FedEx, UPS); or (iv) when sent by email or facsimile and upon the receipt by the sending party of written confirmation by the receiving party; provided, however, that an automated facsimile or email confirmation of delivery or read receipt shall not constitute such confirmation.

(c)           Any party may at any time change its address for service from time to time by giving notice to the other parties in accordance with this Section 6.

7.           Severability. If any provision of this Warrant is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, all other provisions of this Warrant shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Warrant so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

8.           Specific Performance. The Company acknowledges that the rights of the Holder to consummate the transactions hereunder are unique and recognizes and affirms that in the event of a breach of this Warrant by the Company, money damages are inadequate and Holder would have no adequate remedy at law. It is accordingly agreed that Holder shall be entitled to (and the Company shall not oppose on the basis that injunctive relief or specific performance is not available due to availability of an adequate remedy at law) an injunction or injunctions to prevent breaches of this Warrant and to enforce specifically the terms and provisions of this Warrant, without the necessity of showing any actual damages or that monetary damages would not afford an adequate remedy, and without the necessity of posting any bond or other security, this being in addition to any other remedy to which it is entitled at law or in equity.

9.           Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

10.           Remedies. Except as otherwise provided herein, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every remedy under this Warrant or now or hereafter existing at law or in equity.

11.           Assignment. No party may assign any of its rights or benefits under this Warrant, or delegate any of its duties or obligations, except with the prior written consent of the other parties, subject to Holder’s right to transfer this Warrant to any affiliate of the Holder without the prior consent of the Company.

12.           Successors and Assigns. This Warrant shall inure to the benefit of and shall be binding on and enforceable by and against the parties and their respective successors or heirs, executors, administrators and other legal personal representatives, and permitted assigns.

13.           Amendment. No amendment or waiver of any provision of this Warrant shall be binding on any party unless consented to in writing by such party. No waiver of any provision of this Warrant shall constitute a waiver of any other provision, nor shall any waiver of any provision of this Warrant constitute a continuing waiver unless otherwise expressly provided.

14.           No Partnership. Nothing in this Warrant or in the relationship of the parties hereto shall be construed as in any sense creating a partnership among the parties or as giving to any party any of the rights or subjecting any party to any of the creditors of the other parties.

15.           Counterparts. This Warrant and all documents contemplated by or delivered under or in connection with this Warrant may be executed and delivered in any number of counterparts (whether by facsimile, email, DocuSign or other electronic means), with the same effect as if all parties had signed and delivered the same document, and all counterparts shall be construed together to be an original and will constitute one and the same agreement.

16.           Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

17.           Time is of the Essence. Time will be of the essence hereof.

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be executed by its duly authorized officer.

TRILOGY METALS INC.

Per:	/s/ Tony Giardini
Name:	Tony Giardini
Title:	President and Chief Executive Officer

APPENDIX “A”

EXERCISE FORM

TO:	TRILOGY METALS INC. 510 Burrard Street, Suite 901 Vancouver, British Columbia Canada V6C 3A8 E-mail: info@trilogymetals.com

The undersigned holder of the attached Warrant Certificate hereby subscribes for ___________ common shares (the “Shares”) in the authorized share capital of TRILOGY METALS INC. pursuant to the terms of the Warrant Certificate at the Exercise Price (as defined in the Warrant Certificate) on the terms specified in the Warrant Certificate and agrees to make payment therefor on the terms specified in the Warrant Certificate.

Payment shall be in lawful money of the United States.

The undersigned holder represents and warrants that it is (check one box):

☐ (A) (i) the original purchaser of the Warrants pursuant to the Investment Agreement; (ii) is exercising the Warrants as principal for its own account for investment purposes only; and (iii) at the time of exercise of these Warrants, the representations and warranties of the undersigned made by it in the Investment Agreement in connection with its acquisition of the Warrants remain true and correct as of the date of exercise of these Warrants and as though made in connection with the acquisition of the Warrant Shares issuable upon exercise of the Warrants; or

☐ (B) concurrently herewith is providing documentation satisfactory to the Company to the effect that such exercise is being made in transaction that is exempt from the registration requirements of the Securities Act.

If permitted pursuant to Section 1(f) of the Warrant, the undersigned irrevocably hereby directs that Shares be issued and delivered to the following DWAC Account Number or in such other name and form as is specified below (otherwise the instructions are contained in the table below for DRS or physical delivery):

Name in Full	Address	Number of Shares	Form of Subscription
☐ Direct Registration System Advice ☐ Physical Share Certificate

☐ Direct Registration System Advice ☐ Physical Share Certificate

DATED this ____ day of ___________.

WARRANT HOLDER:

Per:
Authorized Signatory

APPENDIX “B”

TRANSFER FORM

FOR VALUE RECEIVED, the undersigned (the “Transferor”) hereby sells, assigns and transfers to:

Name in Full	Address

___________________________	_____________________________

___________________________	_____________________________

                                          number of Warrants, issued by TRILOGY METALS INC. (the “Company”), represented by the enclosed Warrant Certificate (if no amount is specified, the Transferor will be deemed to be transferring the entire amount of the Warrant Certificate) and does hereby irrevocably constitute and appoint:

as attorney to transfer said number of Warrants on the books of the Company with full power of substitution in the premises.

The undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

☐	(A) the transfer is being made only to the Company;

☐	(B) the transfer is being made in accordance with a transaction that does not require registration under the U.S. Securities Act or applicable securities laws of any state of the United States and the undersigned has furnished to the Company an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to such effect; or

☐	(C) the transfer is being made to an affiliate of the Transferor.

[Signature Page Follows]

DATED the _____ day of __, 20____.
}
}
}
	}	Print Name of registered holder as on certificate
}
X	}	X
Signature of Witness	}	Signature of registered holder or Signatory thereof

[Please Note Instruction 2]	}
}
	}	If applicable, print Name and Office of Signatory

INSTRUCTIONS:

}
}
	}	Street Address
}
}
}
	}	City, Province and Postal Code